EXHIBIT 12.2

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                      TWELVE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                                      DECEMBER 31,1996                         DECEMBER 31,1995
                                                                 --------------------------------    ------------------------------
                                                                            Supplemental (a)                     Supplemental (a)
                                                                            ---------------------               --------------------
                                                                                            As                                As
                                                                            Adjustment   Adjusted               Adjustment  Adjusted
                                                                            ----------   --------               ----------  --------
Income from continuing operations ...........................    $165,132                $165,132    $132,489       --      $132,489
Preferred stock dividends of subsidiary .....................         288        --           288        --         --          --
                                                                 --------       -----    --------    --------      -----    --------
                                                                  165,420        --       165,420     132,489                132,489

Add (Deduct):
Total income taxes ..........................................     112,927        --       112,927      84,098       --        84,098
Interest on long-term debt ..................................      79,434       3,615      83,049      80,133      4,595      84,728
Other interest charges ......................................      10,842        --        10,842       9,396       --         9,396
Interest on leases ..........................................         375        --           375       1,088       --         1,088
                                                                 --------       -----    --------    --------      -----    --------
                                                                  203,578       3,615     207,193     174,715      4,595     179,310
                                                                 --------       -----    --------    --------      -----    --------
Earnings available for fixed charges ........................     368,998       3,615     372,613     307,204      4,595     311,799
                                                                 --------       -----    --------    --------      -----    --------
Fixed Charges:
Interest on long-term debt ..................................      79,434       3,615      83,049      80,133      4,595      84,728
Other interest charges ......................................      10,842        --        10,842       9,396      -----       9,396
Interest on leases ..........................................         375        --           375       1,088       --         1,088
                                                                 --------       -----    --------    --------      -----    --------
Total fixed charges .........................................      90,651       3,615      94,266      90,617      4,595      95,212
                                                                 --------       -----    --------    --------      -----    --------
Ratio of earnings to fixed charges ..........................       4.071        --         3.953       3.390       --         3.275
                                                                 ========       =====    ========    ========      =====    ========

Preferred stock dividend requirements .......................    $ 10,689        --      $ 10,689    $  8,059       --      $  8,059
Ratio of net income before income taxes to net income .......      1.6827        --        1.6827      1.6348       --        1.6348
                                                                 --------       -----    --------    --------      -----    --------
Preferred stock dividend requirements before income tax .....      17,986        --        17,986      13,175       --        13,175
                                                                 --------       -----    --------    --------      -----    --------
Fixed charges plus preferred stock dividend requirements ....     108,637       3,615     112,252     103,792      4,595     108,387
                                                                 --------       -----    --------    --------      -----    --------

Ratio of earnings to fixed charges plus preferred stock
  dividend requirements (pre-income tax basis) ..............       3.397        --         3.319       2.960       --         2.877
                                                                 ========       =====    ========    ========      =====    ========



Note:(a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                  EXHIBIT 12.2

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                  Twelve Months Ended          Twelve Months Ended          Twelve Months Ended
                                                   December 31, 1994            December 31, 1993            December 31, 1992
                                               ---------------------------  --------------------------   --------------------------
                                                         Supplemental (a)            Supplemental (a)             Supplemental (a)
                                                       -------------------         -------------------          -------------------
                                                                    As                           As                           As
                                                       Adjustment Adjusted         Adjustment Adjusted          Adjustment Adjusted
                                                       ---------- --------         ---------- --------
Income from continuing operations ...........  $121,145    --    $121,145   $133,888    --    $133,888   $ 86,713     --   $ 86,713
Preferred stock dividends of subsidiary .....      --                --         --                --         --                --
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
                                                121,145    --     121,145    133,888    --    $133,888     86,713     --     86,713

Add (Deduct):
Total income taxes ..........................    66,759    --      66,759     75,917    --      75,917     39,144     --     39,144
Interest on long-term debt ..................    73,922   5,428    79,350     80,642   5,678    86,320     87,233   7,391    94,624
Other interest charges ......................     6,639    --       6,639      5,068    --       5,068      4,373     --      4,373
Interest on leases ..........................     1,211    --       1,211      1,876    --       1,876      2,386     --      2,386
                                              ---------   -----  --------   --------   -----  --------   --------   -----  --------
                                                148,531   5,428   153,959    163,503   5,678   169,181    133,136   7,391   140,527
                                              ---------   -----  --------   --------   -----  --------   --------   -----  --------
  Earnings available for fixed charges ......   269,676   5,428   275,104    297,391   5,678   303,069    219,849   7,391   227,240
                                              ---------   -----  --------   --------   -----  --------   --------   -----  --------

Fixed Charges:
Interest on long-term debt ..................    73,922   5,428    79,350     80,642   5,678    86,320     87,233   7,391    94,624
Other interest charges ......................     6,639    --       6,639      5,068    --       5,068      4,373    --       4,373
Interest on leases ..........................     1,211    --       1,211      1,876    --       1,876      2,386    --       2,386
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
  Total fixed charges .......................    81,772   5,428    87,200     87,586   5,678    93,264     93,992   7,391   101,383
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
Ratio of earnings to fixed charges ..........     3.298    --       3.155      3.395    --       3.250      2.339    --       2.241
                                               ========   =====  ========   ========   =====  ========   ========   =====  ========

Preferred stock dividend requirements .......  $ 10,551    --    $ 10,551   $  8,367    --    $  8,367   $  8,735    --    $  8,735
Ratio of net income before
  income taxes to net income.................    1.5511    --      1.5511     1.5670    --      1.5670     1.4514    --      1.4514
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
Preferred stock dividend requirements
  before income tax .........................    16,366    --      16,366     13,111    --      13,111     12,678    --     12,678
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
Fixed charges plus preferred stock
  dividend requirements .....................    98,138   5,428   103,566    100,697   5,678   106,375    106,670   7,391   114,061
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------

Ratio of earnings to fixed charges plus
  preferred stock dividend requirements
  (pre-income tax basis) ....................     2.748    --       2.656      2.953    --       2.849      2.061    --       1.992
                                               ========   =====  ========   ========   =====  ========   ========   ======  =======


Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station

                                      -2-